UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2019
Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)

(801) 345-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	NUS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 6, 2019, the following proposals were approved by the stockholders of Nu Skin Enterprises, Inc. (the “Company”) at the Company’s 2019 Annual Meeting of Stockholders:

•	Election of eight directors;

•	Advisory approval of the Company’s executive compensation; and

•	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019.

The voting results were as follows:
	For	Against	Abstain	Broker Non-Votes
Election of Directors
Daniel W. Campbell	40,925,192	593,643	31,098	4,462,087
Andrew D. Lipman	41,138,904	381,705	29,324	4,462,087
Steven J. Lund	41,294,189	226,385	29,359	4,462,087
Laura Nathanson	41,459,670	64,086	26,177	4,462,087
Thomas R. Pisano	41,099,913	422,686	27,334	4,462,087
Zheqing (Simon) Shen	41,460,029	64,602	25,302	4,462,087
Ritch N. Wood	41,337,656	183,124	29,153	4,462,087
Edwina D. Woodbury	41,189,071	333,153	27,709	4,462,087

Advisory Vote to Approve the Company’s Executive Compensation	40,879,257	630,595	40,081	4,462,087

Ratification of PricewaterhouseCoopers LLP	44,620,914	1,367,034	24,072	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ Mark H. Lawrence
Mark H. Lawrence
Chief Financial Officer

Date: June 10, 2019